As filed with the Securities and Exchange Commission on July 27, 2026

Registration No. 333-296960

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

SPIN AI INC.

(Exact name of registrant as specified in its charter)

Wyoming	7372	32-0849942
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

30 N Gould St, Suite R, Sheridan, Wyoming 82801

Telephone: +1 (302) 687-9380

Email: admin@spininc.io

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Katizie Bakht Murad, President

Spin AI Inc. 30 N Gould St, Suite R, Sheridan, Wyoming 82801

Telephone: +1 (302) 687-9380

Email: admin@spininc.io

(Name, address, including zip code, and telephone number, including area code, of agent for service)

(Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-1 (File No. 333-296960) of Spin AI Inc. (the “Company”) is being filed in response to the comment received from the staff of the U.S. Securities and Exchange Commission (the “Staff”) by letter dated July 23, 2026. This Amendment is being filed to (i) file a currently dated consent of the Company’s independent registered public accounting firm as Exhibit 23.1, and (ii) amend and restate the Exhibit Index in Item 16 of Part II accordingly.

Except as described above, this Amendment does not amend or restate any part of the prospectus contained in the Registration Statement, and no other changes are being made to the Registration Statement. Accordingly, the prospectus contained in Part I of the Registration Statement has been omitted from this Amendment.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are filed as part of, or are incorporated by reference into, this Registration Statement:

Exhibit	Description
3.1	Articles of Incorporation of Spin AI Inc. (1)
3.2	Bylaws of Spin AI Inc. (1)
4.1	Specimen Common Stock Certificate (1)
4.2	Form of Subscription Agreement (2)
5.1	Opinion of Paesano Akkashian, PC (2)
10.1	Founder Agreement, dated March 18, 2026, between the Company and Katizie Bakht Murad (1)
10.2	Intellectual Property Assignment Agreement, dated March 18, 2026 (1)
10.2A	Intellectual Property Transfer Deed (1)
10.2B	Promissory Note in the principal amount of $61,300 (1)
10.3	Founder Loan Facility Agreement (1)
10.4	Founder Agreement, dated March 18, 2026, between the Company and Nevio Muller (1)
10.5	SaaS Subscription Agreement — Cambridge Innovation Capital PLC, dated June 1, 2026 (1)
10.6	SaaS Subscription Agreement — University2Ventures GmbH, dated June 4, 2026 (1)
10.7	SaaS Subscription Agreement — Theodorus, dated June 16, 2026 (1)
10.8	SaaS Subscription Agreement — Vsquared Ventures, dated June 17, 2026 (1)
10.9	SaaS Subscription Agreement — Wilbe, dated June 18, 2026 (1)
23.1	Consent of Aloba, Awomolo & Partners (Independent Registered Public Accounting Firm) (3)
23.2	Consent of Paesano Akkashian, PC (included in Exhibit 5.1) (2)
101.INS	Inline XBRL Instance Document and related schema/label/presentation/definition documents (4)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document) (4)
107	Filing Fee Table (1)

_________________________

(1) Previously filed with the Company’s Registration Statement on Form S-1 (File No. 333-296960), filed with the Commission on June 23, 2026.

(2) Previously filed with Amendment No. 1 to the Registration Statement on Form S-1, filed with the Commission on July 20, 2026.

(3) Filed herewith.

(4) To be filed by amendment.

(b) Financial Statement Schedules. All financial statement schedules have been omitted because the required information is not applicable or is included in the financial statements or the notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sheridan, State of Wyoming, on July 27, 2026.

SPIN AI INC.

By:	/s/ Katizie Bakht Murad
Name Title	Katizie Bakht Murad President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Katizie Bakht Murad	President and Director
Katizie Bakht Murad	(Principal Executive Officer)	July 27, 2026

/s/ Nevio Muller	Treasurer, Secretary and Director
Nevio Muller	(Principal Financial and Accounting Officer)	July 27, 2026

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